Exhibit 1.1
Execution Version
LKQ Dutch Bond B.V.
(A Dutch private company with limited liability)
€750,000,000 4.125% Senior Notes due 2031
UNDERWRITING AGREEMENT
February 28, 2024

BofA Securities Europe S.A.
HSBC Continental Europe
Wells Fargo Securities Europe S.A.
BNP Paribas
MUFG Securities (Europe) N.V.
UniCredit Bank GmbH

c/o    BofA Securities Europe S.A.
51 rue La Boétie
75008 Paris
France

c/o     HSBC Continental Europe
38 Avenue Kléber
75116 Paris
France

c/o     Wells Fargo Securities Europe S.A.
1-5 rue Paul Cézanne
75008 Paris
France

c/o    BNP Paribas
16 Boulevard des Italiens
75009 Paris
France

c/o    MUFG Securities (Europe) N.V.
World Trade Center, Tower One, 11th Floor
Zuidplein 98
1077 XV Amsterdam
The Netherlands

c/o    UniCredit Bank GmbH
Arabellastraße 12
81925 Munich
Germany

Ladies and Gentlemen:
LKQ Dutch Bond B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands (the “Issuer”), and an indirect wholly owned subsidiary of LKQ Corporation, a Delaware corporation (the “Company”), confirms its agreement with BofA Securities Europe S.A. (“BofA”), HSBC Continental Europe (“HSBC”) and Wells Fargo Securities Europe S.A. (“Wells Fargo” and, together with BofA and HSBC, the “Representatives”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), with respect to the sale by the Issuer and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts set forth in such Schedule A of the Issuer’s €750,000,000 4.125% Senior Notes due 2031 (the “Notes”).
The Securities (as defined below) will be issued pursuant to an indenture, to be dated as of March 13, 2024 (the “Base Indenture”), among the Issuer, the Initial Guarantors (as defined below), U.S. Bank Trust Company, National Association, as trustee, registrar and transfer agent (the “Trustee”) and Elavon Financial Services DAC, as paying agent. Certain terms of the Securities will be established pursuant to a supplemental indenture to the Base Indenture, to be dated as of March 13, 2024 (the “Supplemental Indenture,” and together with the Base Indenture, the “Indenture”). The Securities will be delivered in book-entry form through a common depositary (the “Common Depositary”) for Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”), for the account of the Underwriters, of one or more global notes representing the Securities, with any transfer taxes payable in connection with the sale of the Securities to be duly paid by the Issuer at the Closing Time (as defined below).
The payment of principal of, premium, if any, and interest on the Notes will be unconditionally guaranteed pursuant to the terms and conditions of the Indenture on a senior unsecured basis, jointly and severally, by (i) the Company, (ii) the entities listed on the signature pages hereof as “Guarantors” (such entities, together with the Company, the “Initial Guarantors”), and (iii) any subsidiary of the Company, which is incorporated or organized in the District of Columbia or a state of the United States of America that executes an additional guarantee in accordance with the terms of the Indenture after the Closing Time, and in each case their respective successors and assigns (the entities referred to in clauses (i), (ii) and (iii), collectively, the “Guarantors”), pursuant to their guarantees (the “Guarantees”). The Notes and the Guarantees are herein collectively referred to as the “Securities.”
The Company has prepared and filed with the U.S. Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement,” as defined under Rule 405 (“Rule 405”) under the U.S. Securities Act of 1933, as amended (the “1933 Act”), on Form S-3 (File No. 333-277267) covering the public offering and sale of certain securities of the Company, including the Securities, under the 1933 Act and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which automatic shelf registration statement became effective under Rule 462(e) of the 1933 Act Regulations (“Rule 462(e)”). Such registration statement, as of any time, means such registration statement as amended by any post-effective amendments thereto at such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B of the 1933 Act Regulations (“Rule 430B”), and is referred to herein as the “Registration Statement”; provided, however, that references herein to the “Registration Statement,” without reference to a time, mean such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of the Registration Statement with respect to the Securities within the meaning of Rule 430B(f)(2), including the exhibits and schedules thereto as of such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B. Each preliminary prospectus supplement and the base prospectus used in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act immediately prior to the Applicable Time (as defined below), are collectively referred to herein as a “preliminary prospectus.” Promptly after execution and delivery of this Agreement, the Issuer will prepare and file a final prospectus supplement relating to the Securities in accordance with the provisions of Rule 424(b) of the 1933 Act Regulations (“Rule 424(b)”). The final prospectus supplement and the base prospectus, in the form first furnished to the Underwriters for use in connection with the offering and sale of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act immediately prior to the Applicable Time, are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement thereto shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).
As used in this Agreement:
“Applicable Time” means 4:00 P.M., London time, on February 28, 2024.
“General Disclosure Package” means each Issuer General Use Free Writing Prospectus issued at or prior to the Applicable Time and the most recent preliminary prospectus (including any documents incorporated therein by reference) that is distributed to prospective investors prior to the Applicable Time, all considered together.
“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including, without limitation, any “free writing prospectus” (as defined in Rule 405) relating to the Securities that is (i) required to be filed with the Commission by the Company or the Issuer, (ii) a “road show for an offering that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering thereof that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s or the Issuer’s records, as applicable, pursuant to Rule 433(g).
“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to investors, as evidenced by its being specified in Schedule B hereto.
“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.
All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the Applicable Time; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the U.S. Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations promulgated thereunder (the “1934 Act Regulations”) incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the Applicable Time.
This Agreement, the Indenture and the Securities are referred to herein, collectively, as the “Operative Documents.”
SECTION 1.Representations and Warranties.
(a)Representations and Warranties by the Issuer and the Initial Guarantors. Each of the Issuer and the Initial Guarantors, jointly and severally, hereby represents and warrants to each Underwriter at the date hereof, the Applicable Time and the Closing Time, and agrees with each Underwriter, as follows:

(i)Compliance of the Registration Statement, the Prospectus and Incorporated Documents. The Issuer and the Company meet the requirements for use of Form S-3 under the 1933 Act. The Registration Statement is an automatic shelf registration statement under Rule 405, and the Securities have been and remain eligible for registration by the Issuer on such automatic shelf registration statement. Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the 1933 Act Regulations (“Rule 401(g)(2)”) has been received by the Company or the Issuer, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Issuer and the Company have complied with each request (if any) from the Commission for additional information. In addition, the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder (the “Trust Indenture Act”).
Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness, each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2), the Applicable Time and the Closing Time, complied and will comply in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations and the Trust Indenture Act. Each preliminary prospectus and the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, and, in each case, the Applicable Time and the Closing Time, complied and will comply in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations and the Trust Indenture Act, and each preliminary prospectus and the Prospectus are identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.
(ii)Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time, on the date hereof or at the Closing Time, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the Applicable Time, neither (i) the General Disclosure Package nor (ii) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b) or at the Closing Time, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such incorporated documents were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not, does not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
The representations and warranties in this subsection (ii) shall not apply to statements in or omissions from the Registration Statement or any amendment thereto or the General

Disclosure Package or the Prospectus or any amendment or supplement thereto made, in each case, in reliance upon and in conformity with written information furnished to the Company or the Issuer by any Underwriter through the Representatives expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the statements set forth in the sixth paragraph, the fifth and sixth sentences of the eighth paragraph, and the eleventh and twelfth paragraphs under the caption “Underwriting,” in each case, contained in the Registration Statement, the preliminary prospectus contained in the General Disclosure Package and the Prospectus (collectively, the “Underwriter Information”).
(iii)Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus, including any document incorporated by reference therein, that has not been superseded or modified. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the General Disclosure Package or the Prospectus, the Company or the Issuer, as applicable, has promptly notified or will promptly notify the Representatives and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company or the Issuer by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the Underwriter Information.
Any offer that is a written communication relating to the Securities made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for purposes of this paragraph only, of paragraph (c) of Rule 163 of the 1933 Act Regulations (“Rule 163(c)”)) has been filed with the Commission in accordance with the exemption provided by Rule 163(c) and otherwise complied with the requirements of Rule 163, including, without limitation, the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163(c).
(iv)Distribution of Offering Material. Neither the Issuer nor the Company has distributed or will distribute, prior to the later of the Closing Time and the completion of the Underwriters’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Registration Statement, the General Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Representatives and listed on Schedule B hereto or any electronic road show or other written communications reviewed and consented to by the Representatives and listed on Schedule C hereto (each, an “Additional Written Communication”). Each such Additional Written Communication, when taken together with the General Disclosure Package, did not, and at the Closing Time will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Additional Written Communication based upon and in conformity with written information furnished to the Company or the Issuer by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the Underwriter Information.
(v)No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.
(vi)Well-Known Seasoned Issuer. (i) At the original effectiveness of the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for purposes of this clause (vi) only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption of Rule 163, (iv) at the date of this Agreement and (v) at the Applicable Time, the Company was and is a “well-known seasoned issuer,” as defined in Rule 405.
(vii)Company Not Ineligible Issuer. (i) At the time of filing the Registration Statement and any post-effective amendment thereto, (ii) at the earliest time thereafter that the Company, the Issuer or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities, (iii) at the date of this Agreement and (iv) at the Applicable Time, each of the Issuer and the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company or the Issuer be considered an ineligible issuer.
(viii)Independent Accountants. Deloitte & Touche LLP, which expressed its opinion with respect to the consolidated financial statements of the Company (which term as used in this Agreement includes the related notes thereto) and supporting schedules (if any) included in the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm within the meaning of the 1933 Act, the 1933 Regulations, the 1934 Act, the 1934 Act Regulations and the rules of the Public Company Accounting Oversight Board, and any non-audit services provided by Deloitte & Touche LLP to the Issuer or any of the Initial Guarantors (in the case of an Initial Guarantor other than the Company, during the period such Initial Guarantor was a subsidiary of the Company) have been approved by the Audit Committee of the Board of Directors of the Company.
(ix)Financial Statements; Non-GAAP Financial Measures. The financial statements, together with the related schedules and notes, included in or incorporated by reference into the Registration Statement, the General Disclosure Package and the Prospectus, present fairly the consolidated financial position of the entities to which they relate as of and at the dates indicated and the consolidated results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The financial data set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the captions “Summary—Summary Historical Consolidated Financial Information” and “Supplemental Guarantor Financial Information” fairly present the information set forth therein on a basis consistent with that of the audited financial statements included or incorporated by reference therein. Except as included or incorporated by reference therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations. All disclosures contained or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the 1934 Act and Item 10 of Regulation S-K under the 1933 Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly present the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(x)No Material Adverse Change. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the respective dates as of which information is given therein, (i) there has been no material adverse change, or any development that would reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is referred to herein as a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.
(xi)Incorporation and Good Standing of the Company and its Subsidiaries. Each of the Company and its subsidiaries has been duly incorporated or formed, as applicable, and is validly existing as a corporation, limited partnership, limited liability company or similar legal entity, as applicable, in good standing or equivalent status under the laws of the jurisdiction of its incorporation or formation, as applicable, and has corporate, partnership, limited liability company or similar legal entity, as applicable, power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and, in the case of the Issuer and the Initial Guarantors, to enter into and perform its obligations under each of the Operative Documents to which it is a party. Each of the Company and each subsidiary of the Company is duly qualified as a foreign corporation, limited partnership, limited liability company or similar legal entity, as applicable, to transact business and is in good standing or equivalent status in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing (or equivalent status) would not, singly or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital stock or other ownership interest of each subsidiary of the Company has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries, except as disclosed in the Registration Statement, General Disclosure Package and the Prospectus and except for those entities listed on Schedule D hereto, and is free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, other than any such security interest, mortgage, pledge, lien, encumbrance or claim as would not, singly or in the aggregate, result in a Material Adverse Change. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the entities listed on Schedule D hereto and the subsidiaries listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (disregarding any of those subsidiaries that have been merged, amalgamated, or otherwise combined with another subsidiary of the Company since December 31, 2023).
(xii)Capitalization. At December 31, 2023, on a consolidated basis, the Company had the capitalization as set forth in (i) the General Disclosure Package and (ii) the Prospectus, in each case in the table under the caption “Capitalization.”
(xiii)Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Issuer and the Initial Guarantors.
(xiv)Authorization of the Indenture. The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized by the Issuer and the Initial Guarantors and, at the Closing Time, will have been duly executed and delivered by the Issuer and the Initial Guarantors and will constitute a valid and binding agreement of the Issuer and the Initial Guarantors, enforceable against the Issuer and the Initial Guarantors in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.
(xv)Authorization of the Notes and the Guarantees. The Notes to be purchased by the Underwriters from the Issuer pursuant to this Agreement will at the Closing Time be in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Time, will have been duly executed by the

Issuer and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Issuer, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles, and will be entitled to the benefits of the Indenture. The Guarantees of the Notes issued by the Initial Guarantors at the Closing Time will be in the form contemplated by the Indenture, have been duly authorized for issuance pursuant to this Agreement and the Indenture and, at the Closing Time, will have been duly executed by each of the Initial Guarantors and, when the Notes have been authenticated in the manner provided for in the Indenture and issued and delivered against payment of the purchase price therefor, the Guarantees issued by the Initial Guarantors will constitute valid and binding agreements of the Initial Guarantors, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles, and will be entitled to the benefits of the Indenture.
(xvi)Description of the Operative Documents. The Operative Documents conform, and will conform, in all material respects to the respective statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus.
(xvii)Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company or the Issuer under the 1933 Act pursuant to the Underwriting Agreement.
(xviii)Accuracy of Statements. The statements in each of the Registration Statement, the General Disclosure Package and the Prospectus under the captions “Description of Notes,” “Description of Certain Indebtedness,” “Description of Debt Securities and Guarantees of Debt Securities,” “Certain U.S. Federal Income Tax Considerations,” “Certain Dutch Tax Considerations” and “Certain Other Tax Considerations,” in each case insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present and summarize, in all material respects, the matters referred to therein.
(xix)Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries is (i) in violation of its charter, bylaws or other constitutive document or (ii) in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”), except, in the case of clause (ii) above, for such Defaults as would not, singly or in the aggregate, result in a Material Adverse Change.
The execution, delivery and performance of the Operative Documents by the Issuer and the Initial Guarantors party thereto, and the issuance and delivery of the Securities, and consummation of the transactions contemplated hereby and thereby and by the Registration Statement, the General Disclosure Package and the Prospectus (including the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”) (i) will not result in any violation of the provisions of the charter, bylaws or other constitutive document of the Issuer or such Initial Guarantor, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Issuer or such Initial Guarantor pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, singly or in the aggregate, result in a Material Adverse Change and (iii) will not result in any violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries (each, a “Governmental

Authority”), except for such violations as would not, individually or in the aggregate, result in a Material Adverse Change. No consent, approval, authorization or other order of, or registration or filing with, any Governmental Authority is required for the execution, delivery and performance of the Operative Documents by the Issuer and the Initial Guarantors to the extent a party thereto, or the issuance and delivery of the Securities, or consummation of the transactions contemplated hereby and thereby and by the Registration Statement, the General Disclosure Package and the Prospectus, except such as have been obtained or made by the Issuer or the Initial Guarantors and are in full force and effect under the 1933 Act, the 1933 Act Regulations, applicable securities laws of the several states of the United States, provinces of Canada or other applicable foreign jurisdictions, or the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”). As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.
(xx)Compliance with Labor Laws. Except as would not, singly or in the aggregate, result in a Material Adverse Change, (i) there is (A) no unfair labor practice complaint pending or, to the best of the Company’s knowledge, threatened against the Company or any of its subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements pending, or to the best of the Company’s knowledge, threatened, against the Company or any of its subsidiaries, (B) no strike, labor dispute, slowdown or stoppage pending or, to the best of the Company’s knowledge, threatened against the Company or any of its subsidiaries and (C) no union representation question existing with respect to the employees of the Company or any of its subsidiaries and, to the best of the Company’s knowledge, no union organizing activities taking place and (ii) there has been no violation by the Company or any of its subsidiaries of any federal, state or local law relating to discrimination in hiring, promotion or pay of employees or of any applicable wage or hour laws.
(xxi)Absence of Proceedings. There are no legal or governmental actions, suits or proceedings pending or, to the best of the Company’s knowledge, threatened (i) against or affecting the Company or any of its subsidiaries or (ii) which has as the subject thereof any property owned or leased by the Company or any of its subsidiaries, which action, suit or proceeding, if determined adversely to the Company or such subsidiary, would result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated in the Operative Documents. No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the best of the Company’s knowledge, is threatened or imminent, which dispute, if determined adversely to the Company or such subsidiary, would result in a Material Adverse Change.
(xxii)Accuracy of Contracts; Filing of Exhibits. All descriptions in the Registration Statement, the General Disclosure Package and the Prospectus of contracts and other documents to which the Company or any of its subsidiaries are a party are complete and accurate in all material respects. There are no contracts, instruments or other documents which are required to be described in the Registration Statement, any preliminary prospectus or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.
(xxiii)Possession of Licenses and Permits. The Company and its subsidiaries possess such valid and current certificates, authorizations, licenses or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to own, lease and operate their properties and to conduct their respective businesses, other than such certificates, authorizations, licenses and permits the absence of which would not result in a Material Adverse Change; and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization, license or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Change.

(xxiv)Title to Properties. Each of the Company and its subsidiaries has good and marketable title to all the material properties and assets reflected as owned by it in the financial statements referred to in Section 1(ix) hereof (or elsewhere in the Registration Statement, the General Disclosure Package and the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary. The material real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as do not materially interfere with the use made or proposed to be made of such material real property, improvements, equipment or personal property by the Company or such subsidiary.
(xxv)Possession of Intellectual Property. The Company and its subsidiaries own, possess or have the right to use the trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. Neither the Company nor any of its subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Change.
(xxvi)Payment of Taxes. The Company and its subsidiaries have filed all necessary federal, state and foreign income and franchise or other tax returns and have paid all taxes required to be paid by any of them in connection with such returns and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except where the failure to file such returns or to pay such taxes would not, singly or in the aggregate, result in a Material Adverse Change. The Company has made adequate charges, accruals and reserves in accordance with GAAP in the applicable financial statements of the Company referred to in Section 1(ix) hereof in respect of all federal, state and foreign income and franchise or other taxes for all periods ending on or prior to the date of such financial statements still open to tax assessment as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.
(xxvii)Insurance. Except as would not, individually or in the aggregate, result in a Material Adverse Change, (i) each of the Company and its subsidiaries is insured by recognized, financially sound institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, without limitation, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction and acts of vandalism, (ii) the Company has no reason to believe that it or any subsidiary will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change and (iii) during the period covered by the financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.
(xxviii)Environmental Laws. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change and except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus: (i) each of the Company and its subsidiaries and their respective operations and facilities are in compliance with, and not subject to any known liabilities under, applicable Environmental Laws, which compliance includes, without limitation, having obtained and being in compliance with any permits, licenses or other governmental authorizations or approvals, and having made all filings and provided all financial assurances and notices, required for the ownership and operation of the business, properties and facilities of the Company or its subsidiaries under applicable Environmental Laws, and compliance with the terms and conditions thereof; (ii) neither the Company nor any of its subsidiaries has received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law; (iii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging actual or potential liability on the part of the Company or any of its subsidiaries based on or pursuant to any Environmental Law pending or, to the best of the Company’s knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability under or pursuant to any Environmental Law the Company or any of its subsidiaries has, to the best of the Company’s knowledge, retained or assumed either contractually or by operation of law; (iv) neither the Company nor any of its subsidiaries is conducting or paying for, in whole or in part, any investigation, response or other corrective action pursuant to any Environmental Law at any site or facility, nor is any of them subject or a party to any order, judgment, decree, contract or agreement which imposes any obligation or liability under any Environmental Law; (v) no lien, charge, encumbrance or restriction has been recorded pursuant to any Environmental Law with respect to any assets, facility or property owned, operated or leased by the Company or any of its subsidiaries; and (vi) there are no past or present actions, activities, circumstances, conditions or occurrences, including, without limitation, the Release or threatened Release of any Material of Environmental Concern, that would reasonably be expected to result in a violation of or liability under any Environmental Law on the part of the Company or any of its subsidiaries, including, without limitation, any such liability which the Company or any of its subsidiaries has, to the best of the Company’s knowledge, retained or assumed either contractually or by operation of law.
For purposes of this Agreement, “Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetlands, flora and fauna. “Environmental Laws” means the common law and all federal, state, local and foreign laws or regulations, ordinances, codes, orders, decrees, judgments and injunctions issued, promulgated or entered thereunder, relating to pollution or protection of the Environment or human health, including, without limitation, those relating to (i) the Release or threatened Release of Materials of Environmental Concern; and (ii) the manufacture, processing, distribution, use, generation, treatment, storage, transport, handling or recycling of Materials of Environmental Concern. “Materials of Environmental Concern” means any substance, material, pollutant, contaminant, chemical, waste, compound, or constituent, in any form, including, without limitation, petroleum and petroleum products, subject to regulation or which can give rise to liability under any Environmental Law. “Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment, or into, from or through any building, structure or facility.
(xxix)Environmental Compliance. In the ordinary course of its business, the Company monitors compliance with Environmental Laws applicable to the business, operations and properties of the Company and its subsidiaries, and in connection therewith identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such monitoring and the amount of its established reserves, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, result in a Material Adverse Change.
(xxx)Accounting Controls and Disclosure Controls. The Company and each of its subsidiaries maintain effective internal control over financial reporting (as defined under Rule 13-a15 and 15d-15 of the 1934 Act Regulations) and a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly present the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company and each of its subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 of the 1934 Act Regulations) that are designed to ensure that the information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.
(xxxi)Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company and its subsidiaries or their respective directors and officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.
(xxxii) ERISA Compliance. The Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974 (as amended, “ERISA,” which term, as used herein, includes the regulations and published interpretations thereunder)) established or maintained by the Company, its subsidiaries or their ERISA Affiliates are in compliance in all material respects with ERISA and, to the knowledge of the Company, each “multiemployer plan” (as defined in Section 4001 of ERISA) to which the Company, its subsidiaries or an ERISA Affiliate contributes (a “Multiemployer Plan”) is in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Section 414 of the United States Internal Revenue Code of 1986 (as amended, the “Code,” which term, as used herein, includes the regulations and published interpretations thereunder) of which the Company or such subsidiary is a member. To the Company’s knowledge, no “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No “single employer plan” (as defined in Section 4001 of ERISA) established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any material “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401 of the Code is so qualified and, to the Company’s knowledge, nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.
(xxxiii)Investment Company Act. The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder). Neither the Issuer nor any Initial Guarantor is, or after receipt of payment for the Securities will be, required to register as an “investment company” within the meaning of the Investment Company Act, and each of the Issuer and the Initial Guarantors will conduct its business in a manner so that it will not become subject to the Investment Company Act.

(xxxiv)Absence of Manipulation. Neither the Company nor any subsidiary or other affiliate of the Company has taken, nor will the Company or any such subsidiary or other affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Issuer or the Company to facilitate the sale or resale of the Securities.
(xxxv) No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Issuer or the Initial Guarantors, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, the U.K. Bribery Act or any other anti-bribery or anti-corruption law applicable to such person, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, the U.K. Bribery Act or any other anti-bribery or anti-corruption law applicable to such person and the Company, its subsidiaries and, to the knowledge of the Company, its Affiliates (as defined below) have conducted their businesses in compliance with the FCPA, the U.K. Bribery Act or such other anti-bribery and anti-corruption laws applicable to such person and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
“FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.
“U.K. Bribery Act” means the Bribery Act 2010 of the United Kingdom, as amended, and the rules and regulations thereunder.
(xxxvi)Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and/or such other money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”). No action, suit or proceeding by or before any Governmental Authority involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
(xxxvii)No Conflict with Sanctions Laws. Neither the Company nor any of its subsidiaries, directors or officers, nor, to the knowledge of the Issuer or the Initial Guarantors, any agent, employee or affiliate of the Company or any of its subsidiaries or any entity controlling the Company is currently the subject or the target of any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of Commerce, the U.S. Department of State, the United Nations Security Council, the European Union (or its Member States), His Majesty’s Treasury, The Netherlands or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions. The Issuer and the Initial Guarantors will not, directly or indirectly, use the proceeds of the offering of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person, (i) to fund any activities of or business with any person that, at the time of such funding, is the subject or target of Sanctions, including, without limitation, Cuba, Iran, Syria, North Korea, the non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic and the Crimea Region of Ukraine, or in any other country or territory that, at the time of such funding, is the subject or target of Sanctions, or (ii) in any other manner that will result in a violation by any person (including any person participating in the offering, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the last five years, none of the Company nor its subsidiaries has knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.
(xxxviii)Lending and Other Relationships. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its subsidiaries (i) do not have any material lending or other relationship with any Underwriter or, to the Company’s knowledge, any bank, lending or other affiliate of any Underwriter and (ii) do not intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to the Underwriter or any bank, lending or other affiliate of any Underwriter. There are no business relationships or related-party transactions involving the Company or any subsidiary or any other person required to be described in the Registration Statement, the General Disclosure Package or the Prospectus that have not been described as required.
(xxxix)Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.
(xl)Cybersecurity; Data Protection. Except as would not, individually or in the aggregate, have a Material Adverse Change, the Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs and malware. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Sensitive Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to the same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Sensitive Data and to the protection of such IT Systems and Sensitive Data from unauthorized use, access, misappropriation or modification.
(xli)U.S. Jurisdiction. The Issuer has the power to submit, and pursuant to this Agreement and the other Operative Documents governed by New York law has submitted, or at the Closing Time will have submitted, legally, validly, effectively and irrevocably, to the jurisdiction of the Specified Courts (as defined below). The Issuer has the power to designate, appoint and empower, and pursuant to this Agreement and the other Operative Documents governed by New York law has, or at the Closing Time will have, designated, appointed and empowered, validly, effectively and irrevocably, an agent for service of process in any suit or proceeding based on or arising under this Agreement and the other Operative Documents in any Specified Court, as provided herein and in such other Operative Documents.
(xlii)Taxing Jurisdiction. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all interest, principal, premium, if any, additional amounts, if any, and other payments made by or on behalf of the Issuer and the Initial Guarantors on or with respect to the Securities will not be subject to withholding or deduction on account of taxes under the laws and regulations of any jurisdiction.
(xliii)Stamp Tax. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no stamp, issuance, registration, documentary, transfer or other similar taxes or duties are payable by or on behalf of the Underwriters in The Netherlands or any political subdivision or taxing authority thereof or therein on (i) the creation, issue or delivery by the Issuer of the Securities and by the Initial Guarantors of the Guarantees, (ii) the purchase by the Underwriters of the Securities in the manner contemplated by this Agreement, (iii) the initial resale and delivery by the Underwriters of the Securities contemplated by this Agreement or (iv) the execution and delivery of this Agreement.
(xliv)Compliance with Dutch Laws. The Issuer is in compliance, and following the issuance of the Securities, will remain in compliance, with any applicable laws, including the Dutch Financial Supervision Act (Wet op het financieel toezicht) and the rules promulgated thereunder, as amended or any subsequent legislation replacing that act or any restatement or re-enactment thereof and in particular that in respect of any indebtedness incurred by it, other than pursuant to the borrowing under the Securities, it has not received any repayable funds (opvorderbare gelden) from anyone other than from persons or entities that are or are deemed to be PMP.
For purposes of this Agreement, “PMP” means (i) “professional market parties” (professionele marktpartijen) as defined in the Dutch Financial Supervision Act or (ii) a person not constituting the “public” (publiek) within the meaning of article 4(1) of the Capital Requirements Regulation (Regulation (EU) No. 575/2013) and the rules promulgated thereunder, as amended, or any subsequent legislation replacing that regulation.
(b)Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.
(c)Blocking Regulation. The representations in Section 1(a)(xxxvii) shall not apply to, nor are they sought by or given to, any person if and to the extent that the making of, or compliance with, or receipt or acceptance of, such representations would result in violation of (i) Council Regulation (EC) No. 2271/96, as amended from time to time (the “EU Blocking Regulation”), or any law or regulation implementing the EU Blocking Regulation in any Member State of the European Union, (ii) Council Regulation (EC) 2271/96, as it forms part of domestic law of the United Kingdom by virtue of the European Union Withdrawal Act 2018 and as amended from time to time (the “U.K. Blocking Regulation”) or any law or regulation implementing the U.K. Blocking Regulation in the United Kingdom; or (iii) Section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung) or, in each case, any other applicable antiboycott or similar laws or regulations.
SECTION 2.Sale and Delivery to Underwriters; Closing.
(a)The Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Issuer agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Issuer, at a purchase price of 98.875% of the principal amount thereof, plus accrued interest, if any, from March 13, 2024 to the Closing Time (as defined below) hereunder, the principal amount of Notes set forth opposite the name of such Underwriter in Schedule A, and each of the Initial Guarantors agrees to issue to the Underwriters the Guarantee at the Closing Time pursuant to and in the form contemplated by the Indenture.
(b)The Closing Time. Delivery of certificates for the Securities in global form to be purchased by the Underwriters and payment therefor shall be made at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017, or at such other place as shall be agreed upon by the Representatives and the Issuer, at 9:00 A.M. (London time) on March 13, 2024 (unless postponed in accordance with the provisions of Section 10) or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Issuer (such time and date of payment and delivery being herein called “Closing Time”).
(c)Public Offering of the Securities. The Representatives hereby advise the Issuer and the Initial Guarantors that the Underwriters intend to offer for sale to the public, as described in the General Disclosure Package and the Prospectus, their respective allocation of the Securities set forth on Schedule

A as soon after the Applicable Time as the Representatives, in their sole judgment, have determined is advisable and practicable.
(d)Payment for the Securities. Payment for the Securities shall be made to the Issuer at the Closing Time by wire transfer of immediately available funds to a bank account designated by the Issuer.
It is understood that each Underwriter has authorized the Representatives, for their respective accounts, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase. The Representatives may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.
(e)Delivery of the Notes. The Issuer shall deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters certificates for the Notes at the Closing Time, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Notes shall be in such denominations and registered in such names and denominations as the Representatives shall have requested at least two full business days prior to the Closing Time and shall be made available for inspection on the business day preceding the Closing Time at a location in New York City, as the Representatives may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters. The global notes representing the Notes (the “Global Notes”) to be delivered to the Representatives shall be delivered in book-entry form through a common depositary or its nominee on behalf of Clearstream and Euroclear, as operator for the Euroclear System. Notes in definitive form shall be available only under limited circumstances.
HSBC, or such other Representative as the Underwriters may appoint to settle the purchase and sale of the Notes contemplated hereby (the “Settlement Bank”), acknowledges that the Notes represented by the Global Notes will initially be credited to an account (the “Commissionaire Account”) for the benefit of the Settlement Bank, the terms of which include a third-party beneficiary clause (‘stipulation pour autrui’) with the Issuer as the third-party beneficiary and provide that such Notes are to be delivered to others only against payment of the net subscription monies for the Notes (i.e., less the commissions and expenses to be deducted from the subscription monies) into the Commissionaire Account on a delivery-against-payment basis. The Settlement Bank acknowledges that (i) the Notes represented by the Global Notes shall be held to the order of the Issuer as set out above and (ii) the net subscription monies for the Notes received in the Commissionaire Account (i.e., less the commissions and expenses deducted from the subscription monies) will be held on behalf of the Issuer until such time as they are transferred to the Issuer’s order. The Settlement Bank undertakes that the net subscription monies for the Notes (i.e., less the commissions and expenses deducted from the subscription monies) will be transferred to the Issuer’s order promptly following receipt of such monies in the Commissionaire Account. The Issuer acknowledges and accepts the benefit of the third-party beneficiary clause (‘stipulation pour autrui’) pursuant to the Belgian or Luxembourg Civil Code, as applicable, in respect of the Commissionaire Account.
SECTION 3.Covenants of the Company. Each of the Issuer and the Initial Guarantors covenants and agrees with each Underwriter as follows:
(a)Compliance with Commission Requests. The Issuer and the Company, subject to Section 3(b) hereof, will comply with the requirements of Rule 430B, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or any new registration statement relating to the Securities shall become effective or any amendment or supplement to the General Disclosure Package or the Prospectus shall have been used or filed, as the case may be, including any document incorporated by reference therein, in each case, only as permitted by this Section 3, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the General Disclosure Package or the Prospectus, including any document incorporated by reference therein, or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any notice of objection to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) or of the issuance of any order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Issuer or the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. Each of the Issuer and the Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Issuer and the Company will make every reasonable effort to prevent the issuance of any stop, prevention or suspension order and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment. The Issuer shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or in the manner specified by Rule 424(g) of the 1933 Act Regulations (“Rule 424(g)”) in a prospectus filed pursuant to Rule 424(b)).
(b)Continued Compliance with Securities Laws. The Issuer and the Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Issuer and the Initial Guarantors, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, including, without limitation, any document incorporated therein by reference, in order to comply with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, the Issuer and the Company will promptly (A) give the Representatives written notice of such event or condition, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representatives with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement and use their reasonable best efforts to have any amendment to the Registration Statement declared effective by the Commission as soon as possible if the Issuer and the Company are no longer eligible to file an automatic shelf registration statement, provided that the Issuer and the Company shall not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall object.
(c)Filing or Use of Amendments or Supplements. The Issuer and the Company have given the Representatives written notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time and will give the Representatives written notice of their intention to file or use any amendment to the Registration Statement or any amendment or supplement to the General Disclosure Package or the Prospectus, whether pursuant to the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations or otherwise, from the Applicable Time to the later of (i) the time when a prospectus relating to the Securities is no longer required by the 1933 Act (without giving effect to Rule 172) to be delivered in connection with sales of the Securities and (ii) the Closing Time, and will furnish the Representatives with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall reasonably object.
(d)Delivery of Registration Statements. The Issuer and the Company have furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The signed copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
(e)Delivery of Prospectuses. The Issuer and the Company have delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Issuer and the Company hereby consent to the use of such copies for purposes permitted by the 1933 Act. The Issuer and the Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required by the 1933 Act to be delivered in connection with sales of the Securities, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
(f)Blue Sky Qualifications. The Issuer and the Initial Guarantors will use their commercially reasonable efforts, in cooperation with the Underwriters, to qualify or register the Securities for offering and sale under (or obtain exemptions from the application of) the applicable securities laws of such states and non-U.S. jurisdictions as the Representatives may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that neither the Issuer nor any the Initial Guarantor shall be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Issuer and the Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Issuer and the Company shall use their commercially reasonable efforts to obtain the withdrawal thereof at the earliest possible moment.
(g)Earnings Statements. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.
(h)Use of Proceeds. The Issuer will use the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”
(i)Listing. The Issuer will use its commercially reasonable efforts to effect the listing of the Notes on the Nasdaq Global Market within 30 days after the Closing Time and, upon such listing, will use its commercially reasonable efforts to maintain such listing and satisfy the requirements for such continued listing. If the Notes fail to be, or at any time cease to be, listed on the Nasdaq Global Market, the Issuer will use its commercially reasonable efforts to list such Notes on a stock exchange to be agreed between the Issuer and the Representatives as promptly as practicable after the date on which the Securities cease to be so listed or admitted.

(j)Restriction on Sale of Securities. During the period commencing on the date hereof and ending at the Closing Time, the Issuer and the Company will not, without the prior written consent of the Representatives (which consent may be withheld at the Representatives’ discretion), (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or lend or otherwise transfer or dispose of, the Securities or any securities that are substantially similar to the Securities, whether owned as of the date hereof or hereafter acquired or with respect to which such person has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Securities or such other securities, whether any such transaction, swap or other agreement described in clause (i) or (ii) above is to be settled by delivery of any Securities or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the Securities to be sold hereunder.
(k)Reporting Requirements. The Company, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required by the 1933 Act to be delivered in connection with sales of the Securities, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by, and each such document will meet the requirements, in all material respects, of, the 1934 Act and 1934 Act Regulations.
(l)Final Term Sheet.  The Issuer will prepare a final term sheet (a “Final Term Sheet”) in the form set forth in Schedule E hereto, containing a description of the final terms of the Securities and their offering, in forms approved by the Underwriters, and acknowledges that the Final Term Sheet is an Issuer Free Writing Prospectus and will comply with its related obligations set forth in Section 3(m) hereof. The Issuer will furnish to each Underwriter, without charge, copies of the Final Term Sheet promptly upon its completion.
(m)Issuer Free Writing Prospectuses. Each of the Issuer and the Company agrees that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Issuer or the Company with the Commission or retained by the Issuer or the Company under Rule 433; provided that the Representatives will be deemed to have consented to the Issuer General Use Free Writing Prospectuses listed on Schedule B hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives. Each of the Issuer and the Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representatives as an Issuer Free Writing Prospectus and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Issuer or the Company, as applicable, will promptly notify the Representatives in writing and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
(n)No Manipulation of Price. The Issuer and the Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the 1934 Act or otherwise, the stabilization or manipulation of the price of any securities of the Issuer or the Company to facilitate the sale or resale of the Securities.
(o)Euroclear and Clearstream. The Issuer will cooperate with the Underwriters and use its commercially reasonable efforts to permit the Notes to be delivered in book-entry form through a common depositary for clearance, settlement and trading through Euroclear and Clearstream.

(p)Value Added Tax. All amounts payable by the Issuer and the Guarantors jointly and severally under this Agreement shall be exclusive of VAT. All amounts charged by the Underwriters will be invoiced and payable together with any applicable VAT. Where VAT has been charged in respect of any cost, charge or expense incurred by the Underwriters and for which the Underwriters are to be reimbursed, the Issuer and the Guarantors undertake to reimburse the Underwriters for such VAT if such VAT is not recoverable by them by way of repayment or credit. For purposes of this Agreement, “VAT” means value added tax chargeable under or pursuant to Council Directive 2006/112/EC or any similar tax.
SECTION 4.Payment of Expenses.
(a)    Expenses. Each of the Issuer and the Initial Guarantors will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including, without limitation (i) the preparation, printing and filing of the Registration Statement (including financial statements therein and exhibits thereto) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation, issuance and delivery of the Securities to the Underwriters, including any transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) all costs and expenses incurred by the Issuer and the Initial Guarantors in connection with the preparation and execution of the Operative Documents, (v) the fees and disbursements of counsel for the Issuer and the Initial Guarantors, accountants and other advisors, (vi) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and up to $10,000 of the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vii) the costs and expenses of the Issuer and the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, and travel and lodging expenses of the Representatives and officers of the Issuer and the Company and any such consultants (provided that the Representatives will use commercially reasonable efforts to obtain all services for which such expenses are being incurred at the best rates available to the Representatives), (viii) the filing fees incident to, and up to $25,000 of the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA, if required, of the terms of the sale of the Securities, (ix) any fees payable in connection with the rating of the Securities by the rating agencies, (x) the fees of the Trustee; provided, however, that the Company shall not be liable for legal or other expenses incurred by the Trustee, (xi) the fees and expenses of making the Securities eligible for clearance, settlement and trading through Euroclear and Clearstream, (xii) the fees and expenses incurred by the Issuer and the Initial Guarantors in connection with the listing of the Securities on the Nasdaq Global Market and (xiii) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the second sentence of Section 1(a)(ii), (xiv) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement, and (xv) all other fees, costs and expenses incurred in connection with the performance of its obligations hereunder for which provision is not otherwise made in this Section. Except as provided in this Section 4 and Sections 6 and 7 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.
(b)    Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5(l), Section 9(a) or Section 10 hereof, the Issuer and the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.
SECTION 5.Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Issuer and the Initial Guarantors contained herein or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Issuer and the Initial Guarantors of their covenants and other obligations hereunder, and to the following further conditions:

(a)Effectiveness of Registration Statement, etc. The Registration Statement was filed by the Company with the Commission not earlier than three years prior to the date hereof and became effective upon filing in accordance with Rule 462(e). Each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus have been filed as required by Rule 424(b) (without reliance on Rule 424(b)(8)) and Rule 433, as applicable, within the time period prescribed by, and in compliance with, the 1933 Act Regulations. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no notice of objection to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) has been received by the Issuer or the Company, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Issuer’s and the Company’s knowledge, contemplated. Each of the Issuer and the Company has complied with each request (if any) from the Commission for additional information. The Issuer shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(b)(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or in the manner specified by Rule 424(g) in a prospectus filed pursuant to Rule 424(b).
(b)Opinion of Counsel for Issuer and the Initial Guarantors. At the Closing Time, the Representatives shall have received the favorable opinions, dated the Closing Time, of (i) Sheppard, Mullin, Richter & Hampton LLP, U.S. counsel for the Issuer and the Initial Guarantors, (ii) Baker & McKenzie Amsterdam N.V., Dutch counsel for the Issuer, (iii) Matthew J. McKay, Senior Vice President, General Counsel and Corporate Secretary of the Company, (iv) Stoel Rives LLP, counsel for certain Initial Guarantors, (v) Cozen O’Connor, counsel for certain Initial Guarantors, and (vi) Barnes & Thornburg LLP, counsel for certain Initial Guarantors, in each case, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters.
(c)Opinion of Counsel for Underwriters. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Davis Polk & Wardwell LLP, counsel for the Underwriters, together with signed or reproduced copies of such letters for each of the other Underwriters with respect to the matters reasonably requested by the Representatives.
(d)Officers’ Certificate. At the Closing Time, the Representatives shall have received a certificate of the Chief Executive Officer or the President of the Company and of the chief financial or chief accounting officer of the Company, dated the Closing Time, to the effect that (i) since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, there has been no Material Adverse Change, (ii) the representations and warranties of the Issuer and the Initial Guarantors in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) each of the Issuer and the Initial Guarantors has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) the conditions specified in Section 5(a) hereof have been satisfied.
(e)Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Deloitte & Touche LLP a letter, dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.
(f)Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from Deloitte & Touche LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 5(e) hereof, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(g)Approval of Listing. The Company shall be in compliance with Section 3(i) hereof as of the Closing Time.
(h)No Objection. If a filing with FINRA is required, FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Securities.
(i)No Important Changes. Since the execution of this Agreement, (i) in the reasonable judgment of the Representatives, since the date hereof or the respective dates of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, there shall not have occurred any Material Adverse Change, (ii) there shall not have been any change or decrease specified in the letter or letters referred to in Section 5(f) hereof which is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities and (iii) there shall not have been any decrease in or withdrawal of the rating of any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) of the 1934 Act) or any notice given of any intended or potential decrease in or withdrawal of any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.
(j)Clearance, Settlement and Trading. Prior to the Closing Time, the Notes shall be delivered in book-entry form through a common depositary for clearance, settlement and trading through Euroclear and Clearstream.
(k)Additional Documents. At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Issuer and the Initial Guarantors in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.
(l)Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 4, 6, 7, 8, 14 and 15 shall survive any such termination and remain in full force and effect.
SECTION 6.Indemnification.
(a)Indemnification of Underwriters. Each of the Issuer and the Initial Guarantors, jointly and severally, agrees to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) of the 1933 Act Regulations (each, an “Affiliate”)), and their respective selling agents, officers, directors and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:
(i)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or (B) in any materials or information provided to investors by, or with the written approval of, the Issuer or the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Issuer or the Company (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, any Issuer

Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(ii)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any Governmental Authority, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) hereof) any such settlement is effected with the written consent of the Company;
(iii)    against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Authority, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under Section 6(a)(i) or (ii) above;
provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or in the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), in each case, in reliance upon and in conformity with the Underwriter Information.
(b)Indemnification of the Issuer and the Initial Guarantors. Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Issuer, the Company, each other Initial Guarantor, and their respective directors and officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or in the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), in each case, in reliance upon and in conformity with the Underwriter Information.
(c)Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) hereof, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) hereof, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the prior written consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any Governmental Authority, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
(d)Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.
SECTION 7.Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer and the Initial Guarantors, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer and the Initial Guarantors, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.
The relative benefits received by the Issuer and the Initial Guarantors, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Issuer, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.
The relative fault of the Issuer and the Initial Guarantors, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Issuer and the Initial Guarantors or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
The Issuer, the Initial Guarantors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Authority, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.
Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting discount received by such Underwriter in connection with the Securities purchased by it pursuant to the terms of this Agreement.
No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates, officers, directors and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Issuer or any Initial Guarantor, each officer of the Issuer or the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Issuer and the Initial Guarantors. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the aggregate principal amount of Securities set forth opposite their respective names in Schedule A hereto and not joint.
SECTION 8.Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates, officers, directors and/or selling agents, any person controlling any Underwriter, the Issuer’s officers or directors or any person controlling the Issuer or the Company’s officers or directors or any person controlling the Company and (ii) delivery of and payment for the Securities.
SECTION 9.Termination of Agreement.
(a)Termination. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time, (i) if there has been, in the judgment of the Representatives, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any Material Adverse Change, (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case, the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering of the Securities or to enforce contracts for the sale of the Securities, (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq Global Market, (iv) if trading generally on the New York Stock Exchange or the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other Governmental Authority, (v) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by either U.S. Federal, New York state or Dutch Governmental Authorities.
(b)Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 4, 6, 7, 8, 14 and 15 shall survive such termination and remain in full force and effect.
SECTION 10.Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:
(i)if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii)if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of Securities to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.
No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default. If this Agreement is terminated pursuant to Section 10(ii), Sections 4, 6, 7, 8, 14 and 15 shall survive such termination and remain in full force and effect with respect to all Underwriters other than the defaulting Underwriters.
In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Issuer and the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.
SECTION 11.Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives, care of BofA Securities Europe S.A. at 51 rue La Boétie, 75008 Paris, France, Attention: Syndicate Desk, email: dcm_eea@bofa.com, fax: +33 1 8770 0000; HSBC Continental Europe at 38 Avenue Kléber, 75116 Paris, France, Attention: DAJ Global Banking, telephone: +33 1 40 70 70 40, email: transaction.management@hsbcib.com; Wells Fargo Securities Europe S.A. at 1-5 rue Paul Cézanne, 75008 Paris, France, Attention: Olivier Gardella, email: olivier.gardella@wellsfargo.com; and notices to the Issuer and the Initial Guarantors shall be directed to LKQ Corporation, 500 West Madison Street, Suite 2800, Chicago, Illinois 60661, Attention: Matthew J. McKay, email: mjmckay@lkqcorp.com, with a copy (which shall not constitute notice pursuant to this Section 11) to Sheppard Mullin Richter & Hampton LLP, 321 North Clark Street, 32nd Floor, Chicago, Illinois 60654, Attention: Kenneth A. Peterson, Jr., email: kpeterson@sheppardmullin.com.
SECTION 12.No Advisory or Fiduciary Relationship. Each of the Issuer and the Initial Guarantors acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Issuer and the Initial Guarantors, on the one hand, and the several Underwriters, on the other hand, and each of the Issuer and the Initial Guarantors is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement, (ii) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Issuer, the Initial Guarantors or any of their subsidiaries or their respective stockholders, creditors, employees or any other party, (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Issuer nor any Initial Guarantor with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any of its subsidiaries on other matters) or any other obligation to the Issuer and the Initial Guarantors with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (iv) the Underwriters and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Issuer and the Initial Guarantors, (v) the Underwriters have not provided any legal, accounting, financial, regulatory, investment or tax advice with respect to the offering of the Securities, and the Issuer and the Initial Guarantors have consulted their own respective legal, accounting, financial, regulatory and tax advisors to the extent they deemed appropriate and (vi) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Underwriters with respect to any entity or natural person.
SECTION 13.Recognition of the U.S. Special Resolution Regimes.
(a)In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
For purposes of this Section 13, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
SECTION 14.Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Issuer, the Initial Guarantors and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Issuer and the Initial Guarantors and their respective successors and the controlling persons, Affiliates, selling agents, officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Issuer, the Initial Guarantors and their respective successors, and said controlling persons, Affiliates, selling agents, officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.
SECTION 15.GOVERNING LAW AND WAIVER OF JURY TRIAL PROVISIONS. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 16.Consent to Jurisdiction; Waiver of Immunity. Each of the parties hereto agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any Specified Court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of the Specified Courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or proceeding brought in any Specified Court. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any such suit, action or proceeding brought in any Specified Court has been brought in an inconvenient forum. The Issuer irrevocably appoints Matthew J. McKay as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any Specified Court. With respect to any Related Proceeding, each such party hereto irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party hereto waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.
SECTION 17.TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.
SECTION 18.Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”), including via www.docusign.com and any other electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transaction Act, the Electronic Signatures and Records Act or other applicable law, shall be effective as delivery of a manually executed counterpart thereof.
SECTION 19.Agreement and Acknowledgment with Respect to the Exercise of Bail-in Powers.
(a)Each of the Issuer and the Initial Guarantors acknowledges, accepts and agrees that liabilities arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority and acknowledges, accepts and agrees to be bound by:
(i)the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of the Underwriters to the Issuer or any Initial Guarantor under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:
(A)the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;
(B)the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the Underwriters or another person (and the issue to or conferral on the Issuer or any Initial Guarantor of such shares, securities or obligations);
(C)the cancellation of the BRRD Liability; or
(D)the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;
(ii)the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.
(b)      Each of the Issuer and the Initial Guarantors acknowledges and accepts that this provision is exhaustive on the matters described herein to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between the Underwriters and the Company relating to the subject matter of this Agreement.

(c)     As used in this Agreement:
(i)“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time or, in the case of the United Kingdom, U.K. Bail-in Legislation;
(ii)“Bail-in Powers” means any Write-down and Conversion Powers as defined in relation to the relevant Bail-in Legislation;
(iii)“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms;
(iv)“BRRD Liability” has the same meaning as in such laws, regulations, rules or requirements implementing the BRRD under the applicable Bail-in Legislation;
(v)“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499;
(vi)“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the relevant Underwriter; and
(vii)“U.K. Bail-in Legislation” means any laws, regulations, rules or requirements in effect in the United Kingdom, relating to the transposition of the BRRD as amended from time to time, including but not limited to the Banking Act 2009 as amended from time to time, and the instruments, rules and standards created thereunder.
SECTION 20.Agreement Among Managers. The Underwriters agree as between themselves that they will be bound by and will comply with the International Capital Markets Association Agreement Among Managers Version 1/New York Law Schedule (the “Agreement Among Managers”) as amended in the manner set out below. For purposes of this Agreement and the Agreement Among Managers, “Managers” means the Underwriters, “Lead Managers” means the Representatives, “Settlement Lead Manager” means HSBC, “Stabilization Manager” means HSBC and the “Subscription Agreement” means this Agreement. Clause 3 of the Agreement Among Managers shall be deleted in its entirety and replaced with Section 10 of this Agreement. In the event of any conflict between the provisions of the Agreement Among Managers and this Agreement, the terms of this Agreement shall prevail. Any action by the Underwriters hereunder may be taken by the Representatives, and any such action taken by the Representatives shall be binding upon the Underwriters. The execution of this Agreement by each Underwriter constitutes agreement to, and acceptance of, this Section 20.
SECTION 21.MIFID II Product Governance. Solely purposes of the requirements of Article 9(8) of the MIFID Product Governance rules under EU Delegated Directive 2017/593 (the “Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the Product Governance Rules:
(a)Each of BofA, HSBC and Wells Fargo (the “Manufacturers”) acknowledges that it understands the responsibilities conferred upon it under the Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Securities and the related information set out in the Registration Statement, the General Disclosure Package, the Prospectus and the Issuer Free Writing Prospectus identified in Schedule E hereto, in connection with the Securities; and
(b)the Issuer, the Initial Guarantors and the Underwriters (other than the Manufacturers) note that application of the Production Governance Rules and acknowledge the target market and distribution channels identified as applying to the Securities by the Manufacturers and the related information set out in the Registration Statement, the General Disclosure Package and the Prospectus in connection with the Securities.
SECTION 22.Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than euros, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase euros with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligations of the Issuer and each Initial Guarantor in respect of any sum due from them to any Underwriter shall, notwithstanding any judgment in any currency other than euros, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase euros with such other currency; if the euros so purchased are less than the sum originally due to such Underwriter hereunder, the Issuer and each Initial Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the euros so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Issuer and the Initial Guarantors (but without duplication) an amount equal to the excess of the euros so purchased over the sum originally due to such Underwriter hereunder.
SECTION 23.Stabilization. The Issuer confirms the appointment of the Stabilization Manager as the central point responsible for adequate public disclosure of information and handling any request from a competent authority, in accordance with Article 6(5) of the Commission Delegated Regulation (EU) 2016/1052 of 8 March 2016, with regard to regulatory technical standards for the conditions applicable to buy-back programmes and stabilization measures, including such Regulation as it forms part the domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018. Nothing contained in this Section 23 shall be construed so as to require the Issuer to issue in excess of the aggregate principal amount of the Securities specified in Schedule A hereto.
SECTION 24.Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
SECTION 25.Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.
SECTION 26.Research Analyst Independence. Each of the Issuer and the Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company or its subsidiaries and/or the offering of the Securities that differ from the views of their respective investment banking divisions. Each of the Issuer and the Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Issuer or the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Issuer or the Company by such Underwriters’ investment banking divisions. Each of the Issuer and the Company acknowledges that each of the Underwriters is a full-service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.
SECTION 27.General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement shall not become effective until the execution of this Agreement by the parties hereto. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 6 and the contribution provisions of Section 7, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 6 and 7 hereto fairly allocate the risks in light of the ability of the parties to investigate the Issuer, the Initial Guarantors, and their respective affairs and business in order to assure that adequate disclosure has been made in the Registration Statement, the General Disclosure Package and the Prospectus (and any amendments and supplements thereto), as required by the 1933 Act and the 1934 Act.
[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.
Very truly yours,

LKQ Dutch Bond B.V.
By:	/s/ Yanik Cantieni
Name: Yanik Cantieni
Title: Managing Director

[Signature Page to Underwriting Agreement]

LKQ CORPORATION

as a Guarantor
By:	/s/ Rick Galloway
Name: Rick Galloway
Title: Senior Vice President and Chief Financial Officer

[Signature Page to Underwriting Agreement]

A&A AUTO PARTS STORES, INC.
AMERICAN RECYCLING INTERNATIONAL, INC.
ASSURED QUALITY TESTING SERVICES, LLC
AUTOMOTIVE CALIBRATION & TECHNOLOGY SERVICES, LLC
DRIVERFX.COM, INC.
EARL OWEN CO.
FINISHMASTER, INC.
GLOBAL POWERTRAIN SYSTEMS, LLC
KAIR IL, LLC
KAO LOGISTICS, INC.
KAO WAREHOUSE, INC.
KEYSTONE AUTOMOTIVE INDUSTRIES, INC.
KEYSTONE AUTOMOTIVE OPERATIONS, INC.
KEYSTONE AUTOMOTIVE OPERATIONS OF CANADA, INC.
KPGW CANADIAN HOLDCO, LLC
LKQ AUTO PARTS OF CENTRAL CALIFORNIA, INC.
LKQ BEST AUTOMOTIVE CORP.
LKQ CENTRAL, INC.
LKQ FOSTER AUTO PARTS, INC.
LKQ INVESTMENTS, INC.
LKQ LAKENOR AUTO & TRUCK SALVAGE, INC.
LKQ MIDWEST, INC.
LKQ NORTHEAST, INC.
LKQ PICK YOUR PART CENTRAL, LLC
LKQ PICK YOUR PART MIDWEST, LLC
LKQ PICK YOUR PART SOUTHEAST, LLC
LKQ SOUTHEAST, INC.
LKQ TAIWAN HOLDING COMPANY
LKQ TRADING COMPANY
NORTH AMERICAN ATK CORPORATION
PICK-YOUR-PART AUTO WRECKING
POTOMAC GERMAN AUTO, INC.
REDDING AUTO CENTER, INC.
UNI-SELECT USA HOLDINGS, INC.
UNI-SELECT USA LLC

each as a Guarantor
By:	/s/ Rick Galloway
Name: Rick Galloway
Title: Vice President and Chief Financial Officer

[Signature Page to Underwriting Agreement]

WARN INDUSTRIES, INC., as a Guarantor
By:	/s/ William Rogers
Name: William Rogers
Title: President

[Signature Page to Underwriting Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written

BOFA SECURITIES EUROPE S.A.
HSBC CONTINENTAL EUROPE
WELLS FARGO SECURITIES EUROPE S.A.
BNP PARIBAS
MUFG SECURITIES (EUROPE) N.V.
UNICREDIT BANK GMBH

[Signature Page to Underwriting Agreement]

BofA Securities Europe S.A.
By:	/s/ Pierre Brette
Name: Pierre Brette
Title: Managing Director

[Signature Page to Underwriting Agreement]

HSBC Continental Europe
By:	/s/ Alexandre Logatchev
Name: Alexandre Logatchev
Title: Mandataire Général/General Proxy

By:	/s/ Christophe Sarragozi
Name: Christophe Sarragozi
Title: Director, Debt Capital Markets

[Signature Page to Underwriting Agreement]

Wells Fargo Securities Europe S.A.
By:	/s/ Sarah Gibson
Name: Sarah Gibson
Title: Vice President

[Signature Page to Underwriting Agreement]

BNP Paribas
By:	/s/ Vikas Katyal
Name: Vikas Katyal
Title: Authorised Signatory

By:	/s/ Katie Ahern
Name: Katie Ahern
Title: Authorised Signatory

[Signature Page to Underwriting Agreement]

MUFG Securities (Europe) N.V.
By:	/s/ Yuji Tokuhiro
Name: Yuji Tokuhiro
Title: Authorised Signatory

[Signature Page to Underwriting Agreement]

UniCredit Bank GmbH
By:	/s/ Stefan Hohenester
Name: Stefan Hohenester
Title: Managing Director, DCM

By:	/s/ Markus Ernst
Name: Markus Ernst
Title: Director, DCM
[Signature Page to Underwriting Agreement]

SCHEDULE A

Underwriters	Aggregate Principal Amount of Securities to be Purchased
BofA Securities Europe S.A.	€210,000,000
HSBC Continental Europe	210,000,000
Wells Fargo Securities Europe S.A.	150,000,000
BNP Paribas	60,000,000
MUFG Securities (Europe) N.V.	60,000,000
UniCredit Bank GmbH	60,000,000
Total	€750,000,000

Sch A

SCHEDULE B
Issuer Free Writing Prospectuses
1.    Final Term Sheet

Sch B

SCHEDULE C
Electronic Road Shows and Other Written Communications
1.     Electronic roadshow presentation, dated February 2024
Sch C

SCHEDULE D
Non-Wholly Owned Subsidiaries of LKQ Corporation
ATR International AG
Auto Kelly Bulgaria EOOD
Auto-Teile-Ring-GmbH
AutoTech Fund I, LP
AutoTech Fund II, LP
AutoTech Fund III, LP
Caruso GmbH
Elit Kar OOD
inSiamo Scarl
Märkesdemo AB
MEKO AB
Motorhomey, LP
Neimcke AT GmbH & Co. KG
Neimcke AT Verwaltungs GmbH
Neimcke Geschaftsfuhrungs-und Verwaltungs GmbH
Neimcke GmbH & Co. KG
Neimcke Holding GmbH
Optimal Istanbul Yedek Parca Otomotiv Sanayi Ve Ticaret Ltd.
Optimalrecambio Cia Ltda.
Optimal Recambios S.L.
Partslife GmbH
Q-Parts24 GmbH & Co. KG
Q-Parts24 Verwaltungs GmbH
Stahlgruber trgovina d.o.o. (HR)
Rydell Motor Company, LLC
Stichting Autofirst Nederland B.V.

Sch D
#97832868v11

SCHEDULE E
LKQ Dutch Bond B.V.
FORM OF FINAL TERM SHEET
Free Writing Prospectus
Filed Pursuant to Rule 433
Registration Statement No. 333-277267
LKQ DUTCH BOND B.V.
PRICING TERM SHEET
February 28, 2024
€750,000,000 4.125% Notes Due 2031

Issuer:	LKQ Dutch Bond B.V. (the “Company”)

Guarantors:	LKQ Corporation and certain U.S. subsidiaries

Trade Date:	February 28, 2024

Settlement Date (T+10)*:	March 13, 2024

Principal Amount:	€750,000,000

Coupon Rate:	4.125% per year

Interest Payment Dates:	Annually on each March 13, commencing on March 13, 2025

Maturity Date:	March 13, 2031

Price to Public:	99.375%

Yield to Maturity:	4.230%

Benchmark Bund:	DBR 0.000% due February 15, 2031

Benchmark Bund Price / Yield:	84.955% / 2.371%

Re-offer Spread to Benchmark Bund:	+185.9bps

Mid-Swap Yield:	2.780%

Re-offer spread to Mid-Swap Yield:	+145bps

Optional Redemption:
Prior to December 13, 2030 (the “Par Call Date”), in whole or in part, at any time and from time to time, at a redemption price equal to the greater of (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming that the notes matured on the Par Call Date) on an annual (ACTUAL/ACTUAL (ICMA)) basis at a rate equal to the comparable government bond rate plus

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30 basis points, less (b) interest accrued to the date of redemption and (2) 100% of the principal amount of the notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.
On or after the Par Call Date, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

Redemption on Change of Control Triggering Event:	If a change of control occurs with a subsequent ratings decline, the Company will be required to make an offer to repurchase the notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of purchase, subject to the rights of holders of notes on the record date to receive interest due on the interest payment date.

Redemption for Tax Reasons:	The Company may redeem the notes as a whole but not in part, at its option, in the event of certain changes in tax law that would require the Company or the guarantors, as applicable, to pay additional amounts to holders of the notes in respect of withholding taxes that cannot be prevented by taking reasonable measures available to the Company or the guarantors, as applicable, at a price equal to 100% of the principal amount of the notes plus accrued and unpaid interest, if any, to but excluding the date of redemption.

Additional Amounts:	Subject to certain exceptions and limitations, the Company or the guarantors, as applicable, will pay such additional amounts on the notes (or payments under the guarantees in respect thereof) as may be necessary so that the net amount received by each holder of the notes after all withholding or deductions, if any, will not be less than the amount the holder would have received in respect of such note (or payments under the guarantees in respect thereof) in the absence of such withholding or deduction.

CUSIP/Common Code/ISIN:	N5354JAA2 / 277736764 / XS2777367645

Offering Format:	SEC Registered

Listing:	The Company intends to apply to list the Notes on the Nasdaq Global Market

Expected Ratings**:	Baa3 / BBB- / BBB- (Moody’s/S&P/Fitch)

Denominations:	€100,000 x €1,000

Day Count Convention:	Actual/Actual (ICMA)

Joint Book-Running Managers:	BofA Securities Europe S.A. HSBC Continental Europe Wells Fargo Securities Europe S.A. BNP Paribas MUFG Securities (Europe) N.V. UniCredit Bank GmbH
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*It is expected that delivery of the notes will be made to investors on or about March 13, 2024, which will be the tenth business day following the date hereof (such settlement cycle being referred to as “T+10”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to two business days before the date of delivery will be required, by virtue of the fact that the notes initially will settle in T+10, to specify an alternative settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to the delivery of the notes should consult their advisors.

**A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The Company and LKQ Corporation have filed a registration statement (including a prospectus and a preliminary prospectus supplement) with the United States Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus and the related preliminary prospectus supplement and other documents the Company and LKQ Corporation have filed with the SEC for more complete information about the Company, LKQ Corporation and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Company, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling: BofA Securities Europe S.A. at +33(0) 1 8770 0000; HSBC Continental Europe at +1 (866) 811-8049; and Wells Fargo Securities Europe S.A. at +33 (0) 1 85 14 06 62.
The notes will be represented by beneficial interests in fully registered permanent global notes (the “international global notes”) without interest coupons attached, which will be registered in the name of, and shall be deposited on or about March 13, 2024 with a common depositary for, and in respect of interests held through, Euroclear Bank, S.A./N.V., as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, société anonyme (“Clearstream”). Any notes represented by global notes held by a nominee of Euroclear or Clearstream will be subject to the then applicable procedures of Euroclear and Clearstream, as applicable. Euroclear and Clearstream’s current practice is to make payments in respect of global notes to participants of record that hold an interest in the relevant global notes at the close of business on the date that is the clearing system business day (for these purposes, Monday to Friday inclusive except December 25th and January 1st) immediately preceding each applicable interest payment date.
This term sheet is not a prospectus for the purposes of Regulation (EU) 2017/1129, including the same as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018, as amended by the European Union (Withdrawal Agreement) Act 2020.
MiFID II and UK MiFIR – professionals/ECPs-only / No PRIIPs or UK PRIIPs KID – Manufacturer target market (MiFID II and UK MiFIR product governance) is eligible counterparties and professional clients only (all distribution channels). No PRIIPs or UK PRIIPs key information document (KID) has been prepared as not available to retail in EEA or UK.
The communication of this term sheet and any other document or materials relating to the issue of the notes is not being made, and such documents or materials have not been approved, by an authorized person for the purposes of Section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This document and such other documents and/or materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (ii) fall within Article 49(2)(a) to (d) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this term sheet and any other document or materials relates will be engaged in only with relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this term sheet or any of its contents.
Relevant stabilization regulations including FCA/ICMA will apply.
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ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

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